Exhibit 107

Calculation of Filing Fee Tables

FORM F-4

(Form Type)

Bitdeer Technologies Group

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities(1)

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price			Fee Rate	Amount of Registration Fee
Fees To Be Paid	Equity	BTG Class A Ordinary Shares	Rule 457(f)(1)	71,458,985	(1)	US$	10.6	US$	757,465,241.00	(2)	0.00011020	US$	83,472.67
Fees Previously Paid	Equity
Total Offering Amounts								US$	757,465,241.00			US$	83,472.67
Total Fees Previously Paid
Net Fee Due												US$	83,472.67

(1)	Represents Class A ordinary shares, par value US$0.0000001 per share, of the registrant (the “BTG Class A Ordinary Shares”) to be issued upon completion of the business combination described in this registration statement and the proxy statement/prospectus included herein (the “Business Combination”), and includes (a) up to 4,110,138 BTG Class A Ordinary Shares to be issued to securityholders of BSGA (the “BSGA Ordinary Shares”), (b) 63,085,052 BTG Class A Ordinary Shares to be issued to the existing shareholders of Bitdeer Technologies Holding Company, a Cayman Islands exempted company (“Bitdeer”) (other than Mr. Jihan Wu, the founder of Bitdeer and the entity controlled by him), and (c) up to 4,263,795 BTG Class A Ordinary Shares that may be issued upon conversion of US$30,000,000 principle amount of the convertible notes issued pursuant to such subscription agreement dated July 23, 2021 between Bitdeer and VENTE Technology Growth Investments L.P.

(2)	Pursuant to Rule 457(c) and 457(f)(1) promulgated under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum offering price for the BTG Class A Ordinary Shares is the product of (i) US$10.6 (the implied price of BSGA Ordinary Shares based on the average of the high US$10.6 and low US$10.6 trading prices of BSGA Ordinary Shares on the Nasdaq on March 7, 2023, which is within five business days prior to the filing date of this registration statement on Form F-4), multiplied by (ii) 71,458,985 BTG Class A Ordinary Shares issuable in connection with the Business Combination.